Exhibit 99.1

JELD-WEN Holding, Inc. Updates Full Year 2021 Outlook and Announces Date of Earnings Release and Conference Call for Third Quarter Results

Charlotte, N.C. -- JELD-WEN Holding, Inc. (NYSE:JELD) today reported that the company updated its outlook for full year 2021 revenue and adjusted EBITDA, and announced the date for its third quarter earnings release.
Updates to Full Year Outlook
“Demand remains strong in all of our end markets, demonstrated by year-over-year growth in orders and backlog in each segment and a record book-to-bill ratio in North America for the third quarter,” said Gary S. Michel, president and chief executive officer. “Our ability to meet this high level of demand is affected by labor constraints, supply chain disruptions, and operating limitations in certain markets due to mandated COVID-19 lockdowns and adverse weather events. I’m pleased with how our team has applied our business operating system, the JELD-WEN Excellence Model (JEM), to overcome these external headwinds and produce tangible customer benefits and maintain industry-leading service levels. Our commercial excellence initiatives are also demonstrating results, as price realization remains strong and additional pricing actions are now in place to continue to offset accelerating cost inflation.”
The company now expects full year 2021 revenue growth in the range of 10% to 12% compared to the previous range of 12% to 14% due to lower volume from the impact of labor constraints, supply chain disruptions and mandated operating limitations. Additionally, the company now expects full year 2021 adjusted EBITDA in the range of $470 million to $490 million, compared to the previous range of $510 million to $535 million due to reduced expectations for revenue and labor productivity as well as higher than anticipated inflation. The company expects the majority of the change in the full year 2021 outlook to be realized in the third quarter and expects fourth quarter year-over-year margin expansion.
Michel continued, “We believe that JELD-WEN's multi-faceted growth platform and rigorous deployment of JEM will continue to drive consistent growth and performance. We remain steadfastly committed to delivering our long-term financial targets highlighted in our May 2021 Investor Day, which we expect to be achieved through growth from innovation and commercial excellence initiatives, as well as favorable end market demand.”
Third Quarter Earnings Release and Conference Call
The company also announced that it will release third quarter 2021 results before the market opens on Monday, Nov. 1, 2021. The company will hold a conference call to discuss the results at 8 a.m. EDT that same day.
Interested investors and other parties can access the call either via webcast by visiting the Investor Relations section of the company’s website at http://investors.jeld-wen.com, or by dialing (888) 550-5280 and using conference ID1285715.

For those unable to listen to the live event, a replay will be available on the company’s website approximately two hours following completion of the call.

About JELD-WEN
Headquartered in Charlotte, N.C., JELD-WEN is a leading global manufacturer of high-performance interior and exterior building products, offering one of the broadest selections of windows, interior and exterior doors, and wall systems. JELD-WEN delivers a differentiated customer experience, providing construction professionals with durable, energy-efficient products and labor-saving services that help them maximize productivity and create beautiful, secure spaces for all to enjoy. The JELD-WEN team is driven by innovation and committed to creating safe, sustainable environments for customers, associates, and local communities. The JELD-WEN family of brands includes JELD-WEN® worldwide; LaCantina™ and VPI™ in North America; Swedoor® and DANA® in Europe; and Corinthian®, Stegbar®, and Breezway® in Australia. Visit jeld-wen.com for more information.

Investor Relations Contact:
JELD-WEN Holding, Inc.
Chris Teachout
Director, Investor Relations
704-378-7007
investors@jeldwen.com

Media Contact:
JELD-WEN Holding, Inc.
Colleen Penhall
Vice President, Corporate Communications
980-322-2681
cpenhall@jeldwen.com

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements by our CEO and statements regarding our business strategies and ability to execute on our plans, market potential, future financial performance, customer demand, the potential of our categories, brands and innovations, the impact of our footprint rationalization and modernization program, the impact of acquisitions and divestitures on our business and our ability to maximize value and integrate operations, our pipeline of productivity projects, the estimated impact of tax reform on our results, litigation outcomes, and our expectations, beliefs, plans, objectives, prospects, assumptions, or other future events. Forward-looking statements are generally identified by our use of forward-looking terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “potential”, “predict”, “seek”, or “should”, or the negative thereof or other variations thereon or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans, expectations, assumptions, estimates, and projections of our management. Although we believe that these statements are based on reasonable expectations, assumptions, estimates and projections, they are only predictions and involve known and unknown risks, many of which are beyond our control that could cause actual outcomes and results to be materially different from those indicated in such statements.

The assumptions underlying the guidance provided for 2021 include revenue growth from the acceleration in housing demand in our primary markets; improved product mix; increased pricing; a positive impact from foreign exchange; and margin expansion from volume, pricing, and productivity, partially offset by higher expenses related to material and freight inflation and SG&A. Additionally, the outlook does not include the impact of potential acquisitions or divestitures and assumes no new COVID-19 lockdowns or restrictions, which could unfavorably impact our operations, labor availability, and supply chain continuity.

Risks and uncertainties that could cause actual results to differ materially from such statements include risks associated with the impact of the COVID-19 pandemic on the company and our employees, customers, and suppliers, and other factors, including the factors discussed in our Annual Reports on Form 10-K and our other filings with the Securities and Exchange Commission.

The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.